Exhibit 4.1

EXECUTION COPY

SERVICE CORPORATION INTERNATIONAL
as Issuer

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
as Trustee

$425,000,000

SERIES A AND SERIES B

5.375% SENIOR NOTES DUE 2022

ELEVENTH
SUPPLEMENTAL
INDENTURE

Dated as of July 1, 2013

APPENDIX:	Provisions Relating to Series A and Series B Notes
EXHIBIT TO APPENDIX:	Form of Series A Note
EXHIBIT A:	Form of Series B Note
EXHIBIT B:	Form of Escrow Agreement

ELEVENTH SUPPLEMENTAL INDENTURE dated as of July 1, 2013 (this “Supplemental Indenture”) between Service Corporation International, a Texas corporation (the “Issuer”), and The Bank of New York Mellon Trust Company, N.A., a national banking corporation, as successor to The Bank of New York, as trustee (the “Trustee”).

W I T N E S S E T H:

WHEREAS, the Issuer has heretofore entered into a Senior Indenture, dated as of February 1, 1993 (the “Original Indenture”), with the Trustee, a First Supplemental Indenture, dated as of April 14, 2004, with the Trustee, a Second Supplemental Indenture, dated as of June 15, 2005, with the Trustee, a Third Supplemental Indenture, dated as of October 3, 2006, with the Trustee, a Fourth Supplemental Indenture, dated as of October 3, 2006, with the Trustee, a Fifth Supplemental Indenture, dated as of November 28, 2006, with the Trustee, a Sixth Supplemental Indenture, dated as of April 9, 2007, with the Trustee, a Seventh Supplemental Indenture, dated as of April 9, 2007, with the Trustee, an Eighth Supplemental Indenture, dated as of November 10, 2009, with the Trustee, a Ninth Supplemental Indenture, dated as of November 22, 2010 with the Trustee, and a Tenth Supplemental Indenture, dated as of November 8, 2012 with the Trustee;

WHEREAS, the Original Indenture, as supplemented by this Supplemental Indenture, is herein called the “Indenture”;

WHEREAS, under the Original Indenture, the form and terms of a new series of Securities may at any time be established by a supplemental indenture executed by the Issuer and the Trustee;

WHEREAS, the Issuer proposes to create under the Indenture a new series of Securities;

WHEREAS, additional Securities of this series and other series hereafter established, except as may be limited in the Original Indenture as at the time supplemented and modified, may be issued from time to time pursuant to the Original Indenture as at the time supplemented and modified; and

WHEREAS, all conditions necessary to authorize the execution and delivery of this Supplemental Indenture and to make it a valid and binding obligation of the Issuer have been done or performed;

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I
ESTABLISHMENT OF NEW SERIES

Section 1.01     Establishment of New Series.

(a)           There is hereby established a new series of Securities to be issued under the Indenture, to be designated as the Issuer’s 5.375% Senior Notes due 2022 (the “Notes”).  The Notes shall be issued as either Series A Notes or Series B Notes, and any Notes issued under this Supplemental Indenture shall be designated as either Series A Notes or Series B Notes.

(b)           On the Issue Date, the Trustee shall authenticate and deliver $425,000,000 of the Series A Notes and, at any time and from time to time thereafter, the Trustee shall authenticate and deliver Additional Notes for original issue in accordance with Sections 2.3 and 2.4 of the Original Indenture in an aggregate principal amount specified in the applicable Issuer Order.  Further, from time to time after the original issue date, Notes shall be authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of other Notes as set forth in the Original Indenture or in the Appendix hereto.

(c)           The Notes shall be issued initially in the form of one or more Global Securities in substantially the form set out in the Appendix or Exhibit A hereto.  The Depositary with respect to the Notes shall be The Depository Trust Company.

(d)           Each Note shall be dated the date of authentication thereof and shall bear interest as provided in the form of Note in the Appendix or Exhibit A hereto.  The date on which principal is payable on the Notes shall be as provided in the form of Note in the Appendix or Exhibit A hereto.

(e)           The record dates for the Notes and the manner of payment of principal and interest on the Notes shall be as provided in the form of Note in the Appendix or Exhibit A hereto.  The Place of Payment shall be as designated in Section 3.2 of the Original Indenture.

(f)           The terms of Section 10.1(C) of the Original Indenture shall be applicable to the Notes.  If and to the extent that the provisions of the Original Indenture are duplicative of, or in contradiction with, the provisions of this Supplemental Indenture, the provisions of this Supplemental Indenture shall govern, but solely with respect to the Notes.

ARTICLE II
DEFINITIONS

For purposes of this Supplemental Indenture and the Notes, the following terms have the meanings indicated below.  All capitalized terms used herein and not otherwise defined below shall have the meanings ascribed thereto in the Original Indenture.

“Additional Interest” means all additional interest owing on the Notes pursuant to a registration default under a Registration Rights Agreement.

“Additional Notes” means Notes issued in compliance with the terms of this Supplemental Indenture subsequent to the Issue Date and in compliance with Sections 2.3 and 2.4 of the Original Indenture, it being understood that any notes issued in exchange for or replacement of any Series A Notes issued on the Issue Date, including any such Notes issued pursuant to a Registration Rights Agreement, shall not be Additional Notes.

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“Acquisition” means, collectively, the acquisition by the Issuer of Stewart pursuant to a merger agreement dated May 28, 2013, and the related financing transactions described in the Offering Memorandum dated June 17, 2013, including the issuance of the Notes, borrowings under new senior credit facilities and the repayment of certain existing indebtedness of Stewart.

“Adjusted Consolidated Net Tangible Assets” means, at the time of determination, the aggregate amount of total assets included in the Issuer’s most recent quarterly or annual consolidated balance sheet prepared in accordance with generally accepted accounting principles, net of applicable reserves reflected in such balance sheet, after deducting the following amounts reflected in such balance sheet: (a) goodwill; (b) deferred charges and other assets; (c) preneed funeral receivables and trust investments; (d) preneed cemetery receivables and trust investments; (e) cemetery perpetual care trust investments; (f) current assets of discontinued operations; (g) non-current assets of discontinued operations; (h) other like intangibles; and (i) current liabilities (excluding, however, current maturities of long-term debt).

“Attributable Indebtedness,” when used with respect to any sale and leaseback transaction  (as contemplated by Section 3.7 of the Original Indenture), means, at the time of determination, the present value (discounted at the rate set forth or implicit in the terms of the lease included in such transaction) of the total obligations of the lessee for rental payments (other than amounts required to be paid on account of property taxes, maintenance, repairs, insurance, assessments, utilities, operating and labor costs and other items that do not constitute payments for property rights) during the remaining term of the lease included in such transaction (including any period for which such lease has been extended). In the case of any lease that is terminable by the lessee upon the payment of a penalty or other termination payment, such amount shall be the lesser of the amount determined assuming termination upon the first date such lease may be terminated (in which case the amount shall also include the amount of the penalty or termination payment, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated) or the amount determined assuming no such termination.

“Capital Stock” of any Person means any and all shares, interests (including partnership interests), rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock, but excluding any debt securities convertible into such equity.

“Change of Control” has the meaning attributed thereto in Section 4.03 of this Supplemental Indenture.

“Change of Control Offer” has the meaning attributed thereto in Section 4.03 of this Supplemental Indenture.

“Credit Facilities” means one or more debt facilities with banks or other institutional lenders providing for revolving credit or term loans or letters of credit.

“Escrow Agent” means SunTrust Bank.

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“Escrow Agreement” means the escrow agreement relating to the Notes dated as of the date hereof among the Issuer, the Escrow Agent and the Trustee.

“Holder” means, in the case of any Note, the Person in whose name such Note is registered in the security register kept by the Issuer for that purpose in accordance with the terms of the Indenture.

“Initial Purchasers” means J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC, SunTrust Robinson Humphrey, Inc., BBVA Securities, Inc. and Scotia Capital (USA) Inc.

“Issue Date” means July 1, 2013.

“Merger Agreement” means the Agreement and Plan of Merger dated as of May 28, 2013 among the Issuer, Rio Acquisition Corporation, a Delaware corporation and a wholly owned direct subsidiary of the Issuer (“Merger Sub”), and Stewart.

“Notes” has the meaning assigned to it in Section 1.01(a) hereof, and includes both the Series A Notes and the Series B Notes.

“Optional Redemption Premium” has the meaning attributed thereto in the Exhibit to the Appendix and in Exhibit A hereto.

“Perpetual Care Trust” means a trust established to provide perpetual care or maintenance for any cemetery, mausoleum or columbarium.

“Pre-Need Trust” means a trust established to hold funds related to the purchase of funeral or cemetery goods or services on a pre-need basis.

“Registered Exchange Offer” means the offer by the Issuer, pursuant to a Registration Rights Agreement, to certain Holders of Series A Notes, to issue and deliver to such Holders, in exchange for the Series A Notes, a like aggregate principal amount of Series B Notes registered under the Securities Act.

“Registration Rights Agreement” means (1) with respect to the Series A Notes issued on the Issue Date, the Registration Rights Agreement dated July 1, 2013, among the Issuer and the Initial Purchasers and (2) with respect to each issuance of Additional Notes issued in a transaction exempt from the registration requirements of the Securities Act, the registration rights agreement, if any, among the Issuer and the Persons purchasing such Additional Notes under the related Purchase Agreement.

“Securities Act” means the Securities Act of 1933, as amended.

“Series A Notes” means (1) $425,000,000 aggregate principal amount of 5.375% Senior Notes Due 2022 issued on the Issue Date and (2) Additional Notes, if any, issued in a transaction exempt from the registration requirements of the Securities Act.

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“Series B Notes” means (1) the 5.375% Senior Notes Due 2022 issued pursuant to the Supplemental Indenture in connection with a Registered Exchange Offer pursuant to a Registration Rights Agreement and (2) Additional Notes, if any, issued pursuant to a registration statement filed with the SEC under the Securities Act.

“Special Mandatory Redemption” means the mandatory redemption, in whole, but not in part, of the Notes pursuant to the Escrow Agreement and paragraph 6 of the Notes required to take place on the earliest of (i) the Business Day after the date on which the Merger Agreement is terminated, (ii) the Business Day after the date on which the Issuer, in its sole discretion, determines that the conditions to the release of the Escrow Property (as defined in the Escrow Agreement) cannot be satisfied by February 28, 2014 or (iii) February 28, 2014 if the Acquisition is not consummated on or prior to February 28, 2014.

“Stewart” means Stewart Enterprises, Inc., a Louisiana corporation.

“Subsidiary” means, with respect to any Person: (a) any corporation, association, limited liability company or other business entity (other than a partnership) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more Subsidiaries of that Person (or a combination thereof); and (b) any partnership, (i) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person, or (ii) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof); provided, however, that no Pre-Need Trust or Perpetual Care Trust shall be deemed to be a Subsidiary for purposes of this Supplemental Indenture

“Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

ARTICLE III
THE NOTES

Section 3.01     Form.  Provisions relating to the Series A Notes and the Series B Notes are set forth in the Appendix and Exhibit A hereto, which are hereby incorporated in and expressly made a part of this Supplemental Indenture.  The provisions of the Appendix hereto shall supercede the applicable provisions of Section 2.8 of the Original Indenture to the extent applicable.  The Series A Notes and the Trustee’s certificate of authentication thereto, shall be substantially in the form of the Exhibit to the Appendix, which is hereby incorporated in and expressly made a part of this Supplemental Indenture.  The Series B Notes and the Trustee’s certificate of authentication thereto shall be substantially in the form of Exhibit A, which is hereby incorporated in and expressly made a part of this Supplemental Indenture.  The Notes may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Issuer is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Issuer).  Each Note shall be dated the date of its authentication.  The Notes shall be issuable only in registered form without interest coupons and only in denominations of $2,000 and integral multiples of $1,000 in excess thereof.  The terms of the Notes set forth in the Appendix and Exhibit A are part of the terms of this Supplemental Indenture.

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Section 3.02     Limitation on Ability of the Issuer to Release Funds from Escrow.  At the date of this Supplemental Indenture, the Trustee, the Issuer and the Escrow Agent shall enter into an Escrow Agreement substantially in the form attached as Exhibit B hereto.  The net proceeds from the offering of the Notes will be paid into an Escrow Account by the Initial Purchasers of the Notes and held in the name of the Trustee on behalf of the Holders under the terms of the Escrow Agreement.  In accordance with the terms of the Escrow Agreement, the Escrow Property (as defined in the Escrow Agreement) will be released to the Issuer upon delivery to the Escrow Agent and the Trustee of a certificate signed by an officer of the Issuer (the “Escrow Release Certificate”), in the form attached to the Escrow Agreement.  The Issuer agrees for the benefit of the Holders to comply with the terms and conditions of the Escrow Agreement and shall use its reasonable best efforts to satisfy the conditions precedent to release of the Escrow Property, deliver the Escrow Release Certificate and receive the net proceeds from the offering and sale of the Notes as provided in the Escrow Agreement, as soon as practicable following the date hereof.  The Issuer agrees that (i) the terms of the Escrow Agreement shall exclusively control the conditions under which and procedures pursuant to which Escrow Property (as defined in the Escrow Agreement) can be released and (ii) it will not attempt to have any Escrow Property (as defined in the Escrow Agreement) released from escrow except in accordance with the Escrow Agreement.

ARTICLE IV
REDEMPTION

Section 4.01     Optional Redemption.

(a)           At its option, the Issuer may choose to redeem all or any portion of the Notes, at once or from time to time.

(b)           To redeem the Notes, the Issuer must pay a redemption price in an amount determined in accordance with the provisions of the form of Note set forth in the Exhibit to the Appendix or in Exhibit A hereto.

(c)           Any redemption pursuant to this Section 4.01 shall be made pursuant to the provisions of Sections 12.1, 12.2 and 12.3 of the Original Indenture.

Section 4.02     Mandatory Redemption.  Except as set forth in Section 4.04 below, the Issuer shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.  However, the Issuer may be required to offer to purchase Notes as described in Section 4.03 below.  The Issuer may at any time and from time to time purchase Notes in the open market or otherwise.

Section 4.03     Change of Control.  Upon the occurrence of any of the following events (each a “Change of Control”), each Holder shall have the right to require that the Issuer repurchase such Holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date):

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(1)
any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (1) such person shall be deemed to have “beneficial ownership” of all shares that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the Issuer;

(2)
individuals who on the Issue Date constituted the board of directors (together with any new directors whose election by such board of directors or whose nomination for election by the shareholders of the Issuer was approved by a vote of at least a majority of the directors of the Issuer then still in office who were either directors on the Issue Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors then in office;

(3)	the Issuer is liquidated or dissolved or adopts a plan of liquidation or dissolution; or

(4)
the merger or consolidation of the Issuer with or into another Person or the merger of another Person with or into the Issuer, or the sale of all or substantially all the assets of the Issuer (determined on a consolidated basis) to another Person, other than a transaction following which (i) in the case of a merger or consolidation transaction, holders of securities that represented 100% of the Voting Stock of the Issuer immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) own directly or indirectly at least a majority of the voting power of the Voting Stock of the surviving Person in such merger or consolidation transaction immediately after such transaction and (ii) in the case of a sale of assets transaction, each transferee becomes an obligor in respect of the Notes and a subsidiary of the transferor of such assets.

Within 30 days following any Change of Control, the Issuer will mail a notice to each Holder with a copy to the Trustee (the “Change of Control Offer”) stating:

(1)
that a Change of Control has occurred and that such Holder has the right to require the Issuer to purchase such Holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date);

(2)
the circumstances and relevant facts regarding such Change of Control (including information with respect to pro forma historical income, cash flow and capitalization, in each case after giving effect to such Change of Control);

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(3)	the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

(4)	the instructions, as determined by the Issuer, consistent with this Section 4.03, that a Holder must follow in order to have its Notes purchased.

The Issuer will not be required to make a Change of Control Offer with respect to a series of Notes following a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth hereunder applicable to a Change of Control Offer made by the Issuer and purchases all Notes of such series validly tendered and not withdrawn under such Change of Control Offer or (2)  notice of redemption of all of such series of Notes has been given pursuant hereto unless and until there has been a default in payment of the applicable redemption price.  A Change of Control Offer may be made in advance of a Change of Control, conditional upon the Change of Control, if a definitive agreement is in place for the Change of Control at the time of the making of the Change of Control Offer.

The Issuer shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this Section 4.03.  To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.03, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.03 by virtue thereof.

Holders electing to have a Note purchased will be required to surrender the Note, with an appropriate form duly completed, to the Issuer at the address specified in the notice at least three Business Days prior to the purchase date.  Holders will be entitled to withdraw their election if the Trustee or the Issuer receives not later than one Business Day prior to the purchase date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note which was delivered for purchase by the Holder and a statement that the  Holder is withdrawing his election to have such Note purchased.

On the purchase date, all Notes purchased by the Issuer under this Section 4.03 shall be delivered by the Issuer to the Trustee for cancellation, and the Issuer shall pay the purchase price plus accrued and unpaid interest, if any, to the Holders entitled thereto.

In the event that at the time of any Change of Control the terms of any Credit Facility restrict or prohibit the purchase of Notes following such Change of Control, then prior to the mailing of the notice to Holders but in any event within 30 days following any Change of Control, the Issuer shall undertake to (1) repay in full all such indebtedness under any applicable Credit Facility or (2) obtain the requisite consents under any applicable Credit Facility to permit the repurchase of the Notes.

Section 4.04     Special Mandatory Redemption.  Any Special Mandatory Redemption shall be made in whole, and not in part, pursuant to the provisions of Sections 12.1 through 12.3 of the Original Indenture; provided, however, that notice of redemption shall be given one Business Day before the redemption date; provided, further, that if the Acquisition has not been consummated on or prior to February 28, 2014, the Issuer does not need to provide notice of Special Mandatory Redemption.

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Section 4.05     Deposit of Redemption Price in the Event of Special Mandatory Redemption.  In the event of a Special Mandatory Redemption, the Issuer shall deposit with the Trustee or the Paying Agent an amount of money sufficient to redeem on the redemption date all the Notes so called for redemption at the appropriate redemption price, together with accrued interest, if any, to the date fixed for redemption (or shall cause the Escrow Agent to deposit all or a portion of such amount).

ARTICLE V
AMENDMENT OF ORIGINAL INDENTURE

Section 5.01     Amendment of Article One of Original Indenture.  The second paragraph of  Section 1.1 of the Original Indenture is hereby amended and restated, but only with respect to the Notes, to read in its entirety as follows:

“All accounting terms used herein and not expressly defined shall have the meanings assigned to such terms in accordance with generally accepted accounting principles, and the term “generally accepted accounting principles” means such accounting principles as are generally accepted in the United States at the date of the supplemental indenture authorizing the issuance of the related Securities of such series.”

Section 5.02     Amendment of Article Three of Original Indenture.  Section 3.6 of the Original Indenture is hereby amended and restated, but only with respect to the Notes, to read in its entirety as follows:

“The Issuer will not, and will not permit any of its Subsidiaries to,  mortgage, pledge, encumber or subject to any lien or security interest to secure any Indebtedness of the Issuer or any Indebtedness of any Subsidiary (other than Indebtedness owing to the Issuer or a wholly-owned Subsidiary) any assets, without providing that the Securities shall thereby be secured equally and ratably with (or prior to) any other Indebtedness so secured, unless, after giving effect thereto, the aggregate outstanding amount of all such secured Indebtedness of the Issuer and its Subsidiaries (excluding secured Indebtedness existing as of March 31, 2013, and any extensions, renewals or refundings thereof that do not increase the principal amount of Indebtedness so extended, renewed or refunded and excluding secured Indebtedness incurred pursuant to subparagraphs (a), (b), (c), (d) and (e) below), together with all outstanding Attributable Indebtedness from sale and leaseback transactions described in Section 3.7(1) of this Indenture, would not exceed 10% of Adjusted Consolidated Net Tangible Assets of the Issuer and its Subsidiaries on the date such Indebtedness is so secured; provided, however, that nothing in this Section 3.6 shall prevent the Issuer or any Subsidiary:

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(a)           from acquiring and retaining property subject to mortgages, pledges, encumbrances, liens or security interests existing thereon at the date of acquisition thereof, or from creating within one year of such acquisition mortgages, pledges, encumbrances or liens upon property acquired by it after March 31, 2013, as security for purchase money obligations incurred by it in connection with the acquisition of such property, whether payable to the Person from whom such property is acquired or otherwise;

(b)           from mortgaging, pledging, encumbering or subjecting to any lien or security interest Current Assets to secure Current Liabilities;

(c)           from mortgaging, pledging, encumbering or subjecting to any lien or security interest property to secure Indebtedness under one or more Credit Facilities in an aggregate principal amount not to exceed $500 million;

(d)           from extending, renewing or refunding any Indebtedness secured by a mortgage, pledge, encumbrance, lien or security interest on the same property theretofore subject thereto, provided that the principal amount of such Indebtedness so extended, renewed or refunded shall not be increased; or

(e)           from securing the payment of workmen’s compensation or insurance premiums or from making good faith pledges or deposits in connection with bids, tenders, contracts (other than contracts for the payment of money) or leases, deposits to secure public or statutory obligations, deposits to secure surety or appeal bonds, pledges or deposits in connection with contracts made with or at the request of the United States Government or any agency thereof, or pledges or deposits for similar purposes in the ordinary course of business.”

Section 5.03     Amendment of Article Four of Original Indenture.  Section 4.3 of the Original Indenture is hereby amended and restated, but only with respect to the Notes, to read in its entirety as follows:

“Section 4.3  Reports by the Issuer.  (a)           Whether or not required by the Commission, so long as any Securities of any series are Outstanding, the Issuer will furnish to the Trustee and to any Holders of Securities of such series who so request, within 15 days of the time periods specified in the Commission’s rules and regulations:

(i)           all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Issuer  were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Issuer’s independent accountants; and

(ii)           all current reports that would be required to be filed with the Commission on Form 8-K if the Issuer were required to file such reports.

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Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder.

(b)           Whether or not required by the Commission, the Issuer will file a copy of all of the information and reports referred to in Sections 4.3(a)(i) and (ii) with the Commission for public availability within the time periods specified in the Commission’s rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request.

(c)           For so long as any Securities of any series remain Outstanding, the Issuer will furnish to the Holders of Securities of such series and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(d)           The Issuer will comply with the requirements of Section 314 of the Trust Indenture Act of 1939.

(e)           The Issuer will furnish to the Trustee, within 90 days after the end of each fiscal year of the Issuer, an officer’s certificate from the principal executive officer, principal financial officer or principal accounting officer as to his knowledge of the Issuer’s compliance with all conditions and covenants under this Indenture.  For purposes of this subsection (e), such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture.”

Section 5.04     Amendments of Article Five of Original Indenture.

(a)           Section 5.1(g) of the Original Indenture is hereby amended and restated, but only with respect to the Notes, to read in its entirety as follows:

“(g) default under any bond, debenture, note or other evidence of Indebtedness for money borrowed by the Issuer or any Subsidiary or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Issuer or any Subsidiary (other than Non-Recourse Indebtedness), whether such Indebtedness exists on the date hereof or shall hereafter be created, which default shall have resulted in such Indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, or any default in payment of such Indebtedness (after the expiration of any applicable grace periods and the presentation of any debt instruments, if required), if the aggregate amount of all such Indebtedness which has been so accelerated and with respect to which there has been such a default in payment shall exceed $10,000,000, without each such default and acceleration having been rescinded or annulled within a period of 30 days after there shall have been given to the Issuer by the Trustee by registered mail, or to the Issuer and the Trustee by the Holders of at least 25 percent in aggregate principal amount of the Securities of such series then Outstanding, a written notice specifying each such default and requiring the Issuer to cause each such default and acceleration to be rescinded or annulled and stating that such notice is a “Notice of Default” hereunder; or”

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(b)           The first sentence of the first paragraph following Section 5.1(h) of the Original Indenture is hereby amended and restated, but only with respect to the Notes, to read in its entirety as follows:

“If an Event of Default with respect to Securities of any series then Outstanding occurs and is continuing, then and in each and every such case, unless the principal of all of the Securities of such series shall have already become due and payable, either the Trustee or the Holders of not less than 25 percent in aggregate principal amount of the Securities of such series then Outstanding, by notice in writing to the Issuer (and to the Trustee if given by Securityholders), may declare the unpaid principal amount of all the Securities of such series then Outstanding and the Optional Redemption Premium, if any, due thereon, and the interest, if any, accrued thereon to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable.”

Section 5.05     Amendment of Article Eleven of Original Indenture.  Article Eleven of the Original Indenture is hereby amended, but only with respect to the Notes, by the addition of the following new Section at the end thereof:

“Section 11.11 Usury.  It is the intent of the parties in the execution and performance of the Securities of any series and the Indenture to contract in strict compliance with applicable usury laws from time to time in effect. The Issuer and the Trustee on behalf of the Holders stipulate and agree that none of the terms in the Securities of such series or the Indenture are intended or shall ever be construed to create a contract to pay interest in an amount in excess of the maximum nonusurious amount or at a rate in excess of the highest lawful rate. In the event any payment includes any such excess interest, the Issuer stipulates that such excess interest shall have been paid as a result of error on the part of the Issuer.”

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ARTICLE VI
ADDITIONAL EVENT OF DEFAULT

Section 6.01     Event of Default.  An additional Event of Default under Section 5.1 of the Original Indenture occurs if the Issuer fails to comply with, or breaches, any material provision of the Escrow Agreement.

Section 6.02     Notice of Default.  During the term of the Escrow Agreement, the Trustee shall provide written notice to the Escrow Agent thereunder (i) upon the receipt of written notice of the occurrence of an Event of Default in accordance with Section 5.1 of the Original Indenture or (ii) if the principal amount of and accrued but unpaid interest on the Notes has become immediately due and payable pursuant to Section 5.1 of the Original Indenture.

ARTICLE VII
MISCELLANEOUS

Section 7.01     Integral Part.  This Supplemental Indenture constitutes an integral part of the Indenture.

Section 7.02     Additional Interest.  In relation to the Notes, all references to “interest” in the Original Indenture, this Supplemental Indenture and in the Notes shall be deemed to include Additional Interest, if any, unless the context otherwise requires.

Section 7.03     Adoption, Ratification and Confirmation.  The Original Indenture, as supplemented and amended by this Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed.

Section 7.04     Counterparts.  This Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed an original; and all such counterparts shall together constitute but one and the same instrument.

Section 7.05     Governing Law.  THIS SUPPLEMENTAL INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

Section 7.06     Trustee Makes No Representation.  The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.  The recitals and statements herein are deemed to be those of the Issuer and not of the Trustee.

Section 7.07     Additional Trustee Provisions.  In no event shall the Trustee be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

The Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Supplemental Indenture arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; epidemics; riots; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications service; accidents; labor disputes; acts of civil or military authority or governmental actions; it being understood that the Trustee shall use its best efforts to resume performance as soon as practicable under the circumstances.

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The permissive rights of the Trustee enumerated herein shall not be construed as duties.

Section 7.08     Waiver of Jury Trial.  The parties hereto and each Holder of a Note by its acceptance thereof, hereby irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or relating to this Supplemental Indenture or the Notes.

[Signatures on following page]

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IN WITNESS WHEREOF, the parties hereto have executed this Supplemental Indenture on the date first set forth above.

ISSUER:

SERVICE CORPORATION INTERNATIONAL

By:	/s/ Eric D. Tanzberger
Eric D. Tanzberger
Senior Vice President, Chief
Financial Officer and Treasurer

TRUSTEE:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Julie Hoffman-Ramos
Name: Julie Hoffman-Ramos
Title: Vice-President

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APPENDIX

PROVISIONS RELATING TO SERIES A NOTES AND SERIES B NOTES

1.           Definitions

1.1           Definitions

For the purposes of this Appendix the following terms shall have the meanings indicated below:

“Definitive Security” means a certificated Series A Note or Series B Note bearing, if required, the appropriate restricted securities legend set forth in Section 2.3(e).

“Depositary” means The Depository Trust Company, its nominees and their respective successors.

“Distribution Compliance Period”, with respect to any Securities, means the period of 40 consecutive days beginning on and including the later of (i) the day on which such Securities are first offered to Persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S and (ii) the issue date with respect to such Securities.

“Initial Purchasers” means J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC, SunTrust Robinson Humphrey, Inc., BBVA Securities, Inc. and Scotia Capital (USA) Inc.

“Purchase Agreement” means (1) with respect to the Series A Notes issued on the Issue Date, the Purchase Agreement dated June 17, 2013, among the Issuer and the Initial Purchasers, and (2) with respect to each issuance of Additional Notes, the purchase agreement or underwriting agreement among the Issuer and the Persons purchasing such Additional Notes.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Registered Exchange Offer” means the offer by the Issuer, pursuant to a Registration Rights Agreement, to certain Holders of Series A Notes, to issue and deliver to such Holders, in exchange for the Series A Notes, a like aggregate principal amount of Series B Notes registered under the Securities Act.

“Registration Rights Agreement” means (1) with respect to the Series A Notes issued on the Issue Date, the Registration Rights Agreement dated July 1, 2013, among the Issuer and the Initial Purchasers and (2) with respect to each issuance of Additional Notes issued in a transaction exempt from the registration requirements of the Securities Act, the registration rights agreement, if any, among the Issuer and the Persons purchasing such Additional Notes under the related Purchase Agreement.

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“Rule 144A Securities” means all Securities offered and sold to QIBs in reliance on Rule 144A.

“Securities” means the Series A Notes and the Series B Notes, treated as a single class.

“Securities Act” means the Securities Act of 1933.

“Securities Custodian” means the custodian with respect to a Global Security (as appointed by the Depositary), or any successor Person thereto and shall initially be the Trustee.

“Series A Notes” means (1) $425,000,000 aggregate principal amount of 5.375% Senior Notes Due 2022 issued on the Issue Date and (2) Additional Notes, if any, issued in a transaction exempt from the registration requirements of the Securities Act.

“Series B Notes” means (1) the 5.375% Senior Notes Due 2022 issued pursuant to the Supplemental Indenture in connection with a Registered Exchange Offer pursuant to a Registration Rights Agreement and (2) Additional Notes, if any, issued pursuant to a registration statement filed with the SEC under the Securities Act.

“Shelf Registration Statement” means the registration statement issued by the Issuer in connection with the offer and sale of Series A Notes pursuant to a Registration Rights Agreement.

“Transfer Restricted Securities” means Securities that bear or are required to bear the legend relating to restrictions on transfer relating to the Securities Act set forth in Section 2.3(e) hereto.

1.2           Other Definitions

TERM	DEFINED IN SECTION:
“AGENT MEMBERS”	2.1(B)
“GLOBAL SECURITIES”	2.1(A)
“REGULATION S”	2.1(A)
“REGULATION S GLOBAL SECURITY”	2.1(A)
“RULE 144A”	2.1(A)
“RULE 144A GLOBAL SECURITY”	2.1(A)

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2.           The Securities

2.1           (a)  Form and Dating.  The Series A Notes will be offered and sold by the Issuer pursuant to a Purchase Agreement.  The Series A Notes will be resold initially only to (i) QIBs in reliance on Rule 144A under the Securities Act (“Rule 144A”) and (ii) Persons other than U.S. Persons (as defined in Regulation S) in reliance on Regulation S under the Securities Act (“Regulation S”).  Series A Notes may thereafter be transferred to, among others, QIBs and purchasers in reliance on Regulation S, subject to the restrictions on transfer set forth herein.  Series A Notes initially resold pursuant to Rule 144A shall be issued initially in the form of one or more permanent global Securities in definitive, fully registered form (collectively, the “Rule 144A Global Security”); and Series A Notes initially resold pursuant to Regulation S shall be issued initially in the form of one or more permanent global securities in fully registered form (collectively, the “Regulation S Global Security”), in each case without interest coupons and with the global securities legend and the applicable restricted securities legend set forth in the Exhibit hereto, which shall be deposited on behalf of the purchasers of the Series A Notes represented thereby with the Securities Custodian and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Issuer and authenticated by the Trustee as provided in the Indenture.  Except as set forth in this Section 2.1(a), beneficial ownership interests in the Regulation S Global Security will not be exchangeable for interests in the Rule 144A Global Security prior to the expiration of the Distribution Compliance Period and then, after the expiration of the Distribution Compliance Period, may be exchanged for interests in a Rule 144A Global Security only upon certification in form reasonably satisfactory to the Trustee that beneficial ownership interests in the Regulation S Global Security are being transferred to a Person (a) who the transferor reasonably believes to be a QIB, (b) purchasing for its own account or the account of a QIB in a transaction meeting the requirements of Rule 144A, and (c) in accordance with all applicable securities laws of the States of the United States and other jurisdictions.

Beneficial interests in a Rule 144A Global Security may be transferred to a Person who takes delivery in the form of an interest in a Regulation S Global Security, whether before or after the expiration of the Distribution Compliance Period, only if the transferor first delivers to the Trustee a written certificate to the effect that such transfer is being made in accordance with Rule 903 or 904 of Regulation S or Rule 144 (if applicable).

The Rule 144A Global Security and the Regulation S Global Security are collectively referred to herein as “Global Securities”.  The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee as hereinafter provided.

(b)           Book-Entry Provisions.  This Section 2.1(b) shall apply only to a Global Security deposited with or on behalf of the Depositary.

The Issuer shall execute and the Trustee shall, in accordance with this Section 2.1(b), authenticate and deliver initially one or more Global Securities that (a) shall be registered in the name of the Depositary for such Global Security or Global Securities or the nominee of such Depositary and (b) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instructions or held by the Trustee as custodian for the Depositary.

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Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under the Indenture with respect to any Global Security held on their behalf by the Depositary or by the Trustee as the custodian of the Depositary or under such Global Security, and the Issuer, the Trustee and any agent of the Issuer or the Trustee shall be entitled to treat the Depositary as the absolute owner of such Global Security for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

(c)           Definitive Securities.  Except as provided in this Section 2.1 or Section 2.3 or 2.4, owners of beneficial interests in Global Securities shall not be entitled to receive physical delivery of Definitive Securities.

2.2           Authentication.  The Trustee shall authenticate and deliver:  (1) on the Issue Date, an aggregate principal amount of $425,000,000 5.375% Senior Notes Due 2022, (2) any Additional Notes for an original issue in an aggregate principal amount specified in the written order of the Issuer pursuant to Sections 2.3 and 2.4 of the Original Indenture and (3) Series B Notes for issue in a Registered Exchange Offer pursuant to a Registration Rights Agreement, for a like principal amount of Series A Notes, in each case upon a written order of the Issuer pursuant to Sections 2.3 and 2.4 of the Original Indenture.  Such order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated.

2.3           Transfer and Exchange.

(a)  Transfer and Exchange of Definitive Securities.  When Definitive Securities are presented to the Registrar with a request:

(x)	to register the transfer of such Definitive Securities; or

(y)	to exchange such Definitive Securities for an equal principal amount of Definitive Securities of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Securities surrendered for transfer or exchange:

(i) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Issuer and the Registrar, duly executed by the Holder thereof or its attorney duly authorized in writing; and

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(ii) if such Definitive Securities are required to bear a restricted securities legend, they are being transferred or exchanged pursuant to an effective registration statement under the Securities Act, pursuant to Section 2.3(b) or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:

(A)           if such Definitive Securities are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or

(B)           if such Definitive Securities are being transferred to the Issuer, a certification to that effect; or

(C)           if such Definitive Securities are being transferred (x) pursuant to an exemption from registration in accordance with Rule 144A, Regulation S or Rule 144 under the Securities Act; or (y) in reliance upon another exemption from the requirements of the Securities Act: (i) a certification to that effect (in the form set forth on the reverse of the Security) and (ii) if the Issuer so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Section 2.3(e)(i).

(b)  Restrictions on Transfer of a Definitive Security for a Beneficial Interest in a Global Security.  A Definitive Security may not be exchanged for a beneficial interest in a Rule 144A Global Security or a Regulation S Global Security except upon satisfaction of the requirements set forth below.  Upon receipt by the Trustee of a Definitive Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

(i)  certification, in the form set forth on the reverse of the Security, that such Definitive Security is either (A) being transferred to a QIB in accordance with Rule 144A or (B) being transferred in accordance with Rule 903 or 904 of Regulation S; and

(ii)  written instructions directing the Trustee to make, or to direct the Securities Custodian to make, an adjustment on its books and records with respect to such Rule 144A Global Security (in the case of a transfer pursuant to clause (b)(i)(A)) or Regulation S Global Security (in the case of a transfer pursuant to clause (b)(i)(B)) to reflect an increase in the aggregate principal amount of the Securities represented by the Rule 144A Global Security or Regulation S Global Security, as applicable, such instructions to contain information regarding the Depositary account to be credited with such increase, then the Trustee shall cancel such Definitive Security and cause, or direct the Securities Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Securities Custodian, the aggregate principal amount of Securities represented by the Rule 144A Global Security or Regulation S Global Security, as applicable, to be increased by the aggregate principal amount of the Definitive Security to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Rule 144A Global Security or Regulation S Global Security, as applicable, equal to the principal amount of the Definitive Security so canceled.  If no Rule 144A Global Security or Regulation S Global Security, as applicable, is then outstanding, the Issuer shall issue and the Trustee shall authenticate, upon written order of the Issuer in the form of an Officers’ Certificate of the Issuer, a new Rule 144A Global Security or Regulation S Global Security, as applicable, in the appropriate principal amount.

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(c)  Transfer and Exchange of Global Securities.

(i)  The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depositary, in accordance with the Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depositary therefor.  A transferor of a beneficial interest in a Global Security shall deliver to the Registrar a written order given in accordance with the Depositary’s procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in the Global Security.  The Registrar shall, in accordance with such instructions instruct the Depositary to credit to the account of the Person specified in such instructions a beneficial interest in the Global Security and to debit the account of the Person making the transfer the beneficial interest in the Global Security being transferred.

(ii)  If the proposed transfer is a transfer of a beneficial interest in one Global Security to a beneficial interest in another Global Security, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Security to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Security from which such interest is being transferred.

 (iii)  Notwithstanding any other provisions of this Appendix (other than the provisions set forth in Section 2.4), a Global Security may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(iv)  In the event that Global Security is exchanged for Definitive Securities to Section 2.4 of this Appendix, prior to the consummation of a Registered Exchange Offer or the effectiveness of a Shelf Registration Statement with respect to such Securities, such Securities may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth on the reverse of the Series A Notes intended to ensure that such transfers comply with Rule 144A, Regulation S or another applicable exemption under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Issuer.

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(d)  Restrictions on Transfer of Regulation S Global Security.  Notwithstanding anything to the contrary herein, during the Distribution Compliance Period, beneficial ownership interests in the Regulation S Global Security may only be sold, pledged or transferred (i) to the Issuer, (ii) in an offshore transaction in accordance with Regulation S or (iii) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any State of the United States.

(e)  Legend.

(i)  Except as permitted by the following paragraphs (ii), (iii) and (iv), each Security certificate evidencing the Global Securities and the Definitive Securities (and all Securities issued in exchange therefor or in substitution thereof), in the case of Securities offered otherwise than in reliance on Regulation S shall bear a legend in substantially the following form:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE ‘‘SECURITIES ACT’’), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE ‘‘RESALE RESTRICTION TERMINATION DATE’’) THAT IS [IN THE CASE OF RULE 144A NOTES: ONE YEAR (OR SUCH SHORTER PERIOD THEN REQUIRED UNDER RULE 144 OR ITS SUCCESSOR RULE) OR IN THE CASE OF REGULATION S NOTES: 40 DAYS] AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT,

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(C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A ‘‘QUALIFIED INSTITUTIONAL BUYER’’ AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

Each certificate evidencing a Security offered in reliance on Regulation S shall, in addition to the foregoing, bear a legend in substantially the following form:

BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.

Each Definitive Security shall also bear the following additional legend:

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

(ii)  Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Security) pursuant to Rule 144 under the Securities Act, the Registrar shall permit the transferee thereof to exchange such Transfer Restricted Security for a certificated Security that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Security, if the transferor thereof certifies in writing to the Registrar that such sale or transfer was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Security).

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(iii)  After a transfer of any Series A Notes pursuant to and during the period of the effectiveness of a Shelf Registration Statement with respect to such Series A Notes, all requirements pertaining to legends on such Series A Notes will cease to apply and the requirements requiring any such Series A Notes issued to certain Holders be issued in global form will continue to apply.

(iv)  Upon the consummation of a Registered Exchange Offer with respect to the Series A Notes, all requirements pertaining to such Series A Notes that Series A Notes be issued in global form will continue to apply, and Series B Notes in global form without the restricted securities legend set forth in the Exhibit hereto will be available to Holders that exchange such Series A Notes in such Registered Exchange Offer.

(f)  Cancellation or Adjustment of Global Security.  At such time as all beneficial interests in a Global Security have either been exchanged for Definitive Securities, redeemed, purchased or canceled, such Global Security shall be returned to the Depositary for cancellation or retained and canceled by the Trustee.  At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for Definitive Securities, redeemed, purchased or canceled, the principal amount of Securities represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Securities Custodian for such Global Security) with respect to such Global Security, by the Trustee or the Securities Custodian, to reflect such reduction.

(g)  No Obligation of the Trustee.

(i)  The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in the Depositary or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Securities.  All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities shall be given or made only to or upon the order of the registered Holders (which shall be the Depositary or its nominee in the case of a Global Security).  The rights of beneficial owners in any Global Security shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary.  The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

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(ii)  The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under the Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of the Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

2.4           Definitive Securities.

(a)  A Global Security deposited with the Depositary or with the Trustee as Securities Custodian for the Depositary pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of Definitive Securities in an aggregate principal amount equal to the principal amount of such Global Security, in exchange for such Global Security, only if such transfer complies with Section 2.3 hereof and (i) the Depositary notifies the Issuer that it is unwilling or unable to continue as Depositary for such Global Security and the Depositary fails to appoint a successor depositary or if at any time such Depositary ceases to be a “clearing agency” registered under the Exchange Act, in either case, and a successor depositary is not appointed by the Issuer within 90 days of such notice, or (ii) an Event of Default has occurred and is continuing or (iii) the Issuer, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Definitive Securities under the Indenture.

(b)  Any Global Security that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depositary to the Trustee located at its principal corporate trust office in the State of Texas, The City of Dallas, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount of Definitive Securities of authorized denominations.  Any portion of a Global Security transferred pursuant to this Section 2.4 shall be executed, authenticated and delivered only in denominations of $2,000 principal amount and any integral multiple of $1,000 in excess thereof and registered in such names as the Depositary shall direct.  Any Definitive Security delivered in exchange for an interest in the Transfer Restricted Security shall, except as otherwise provided by Section 2.3(e) hereof, bear the applicable restricted securities legend and definitive securities legend set forth in the Exhibit hereto.

(c)  Subject to the provisions of Section 2.4(b) hereof, the registered Holder of a Global Security shall be entitled to grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under the Indenture or the Securities.

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(d)  In the event of the occurrence of one of the events specified in Section 2.4(a) hereof, the Issuer shall promptly make available to the Trustee a reasonable supply of Definitive Securities in definitive, fully registered form without interest coupons.  In the event that such Definitive Securities are not issued, the Issuer expressly acknowledges, with respect to the right of any Holder to pursue a remedy pursuant to Section 5.4 of the Original Indenture, the right of any beneficial owner of Securities to pursue such remedy with respect to the portion of the Global Security that represents such beneficial owner’s Securities as if such Definitive Securities had been issued.

EXHIBIT
to
APPENDIX

[FORM OF FACE OF SERIES A NOTES]

[Global Securities Legend]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

[[FOR REGULATION S GLOBAL SECURITY ONLY] UNTIL 40 DAYS AFTER THE LATER OF COMMENCEMENT OR COMPLETION OF THE OFFERING, AN OFFER OR SALE OF SECURITIES WITHIN THE UNITED STATES BY A DEALER (AS DEFINED IN THE SECURITIES ACT OF 1933, AS AMENDED (“THE SECURITIES ACT”)) MAY VIOLATE THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IF SUCH OFFER OR SALE IS MADE OTHERWISE THAN IN ACCORDANCE WITH RULE 144A THEREUNDER.]

[Restricted Securities Legend]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE ‘‘SECURITIES ACT’’), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE ‘‘RESALE RESTRICTION TERMINATION DATE’’) THAT IS [IN THE CASE OF RULE 144A SECURITIES: ONE YEAR (OR SUCH SHORTER PERIOD THEN REQUIRED UNDER RULE 144 OR ITS SUCCESSOR RULE) OR IN THE CASE OF REGULATION S SECURITIES: 40 DAYS] AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A ‘‘QUALIFIED INSTITUTIONAL BUYER’’ AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

[Restricted Securities Legend for Securities Offered in Reliance on Rule 144A]

EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

[Restricted Securities Legend for Securities Offered in Reliance on Regulation S]

THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS.  TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.

[Definitive Securities Legend]

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

No._________	$_____

    5.375% Senior Notes Due 2022

Service Corporation International, a Texas corporation, promises to pay to              , or registered assigns, the principal sum of              Dollars on January 15, 2022.

Interest Payment Dates: January 15 and July 15.

Record Dates: January 1 and July 1.

Additional provisions of this Security are set forth on the other side of this Security.

Dated: July 1, 2013

SERVICE CORPORATION INTERNATIONAL,

By
Name:
Title:

TRUSTEE’S CERTIFICATE OF
AUTHENTICATION

THE BANK OF NEW YORK MELLON TRUST
COMPANY, N.A.
as Trustee, certifies
that this is one of
the Securities referred
to in the Supplemental Indenture.
By

Authorized Signatory

[FORM OF REVERSE SIDE OF SERIES A NOTES]

     5.375% Senior Note Due 2022

1.	Interest

Service Corporation International, a Texas corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Issuer”), promises to pay interest on the principal amount of this Security at the rate per annum shown above; provided, however, that if a Registration Default (as defined in the Registration Rights Agreement) occurs, additional interest will accrue on this Security at a rate of 0.25% per annum (increasing by an additional 0.25% per annum after each consecutive 90-day period that occurs after the date on which such Registration Default occurs up to a maximum additional interest rate of 1.00%) from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured.  The Issuer will pay interest semiannually on January 15 and July 15 of each year, commencing January 15, 2014.  Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from July 1, 2013.  Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.	Method of Payment

The Issuer will pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the January 1 or July 1 next preceding the interest payment date even if Securities are canceled after the record date but on or before the interest payment date.  Holders must surrender Securities to a Paying Agent to collect principal payments.  The Issuer will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts.  Payments in respect of the Securities represented by a Global Security (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by the Depositary.  The Issuer will make all payments in respect of a certificated Security (including principal, premium and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a certificated Security will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.	Paying Agent and Registrar

Initially, The Bank of New York Mellon Trust Company N.A., a national banking association (the “Trustee”), will act as Paying Agent and Registrar.  The Issuer may appoint and change any Paying Agent, Registrar or co-registrar without notice.

4.	Indenture

The Issuer issued the Securities under an Indenture dated as of February 1, 1993, as amended by the Eleventh Supplemental Indenture dated as of July 1, 2013 (together, the “Indenture”), each between the Issuer and the Trustee.  The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of the Eleventh Supplemental Indenture (the “Act”).  Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture.  The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

The Securities are general unsecured obligations of the Issuer.  The Issuer shall be entitled to issue Additional Notes pursuant to Section 2.3 of the Original Indenture.  The Series A Notes issued on the Issue Date, any Additional Notes and all Series B Notes issued in exchange therefor will be treated as a single class for all purposes under the Indenture.  The Indenture contains covenants that limit the ability of the Issuer and its subsidiaries to create liens on assets; consolidate, merge or transfer all or substantially all of its assets and the assets of its subsidiaries; and engage in sale/leaseback transactions.  These covenants are subject to important exceptions and qualifications.

5.	Optional Redemption

Except as set forth below and in Section 6, the Issuer shall not be entitled to redeem the Securities.

Prior to July 15, 2017, the Notes will be redeemable, in whole or in part, at the Issuer’s option at any time, upon at least 30 days’ and not more than 60 days’ notice to the Holders, at a redemption price equal to the greater of (1) 100% of the principal amount of such Notes, and (2) as determined by the Quotation Agent, the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the date of redemption) discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate plus 50 basis points (the greater of (1) and (2), the “Optional Redemption Premium”), plus in each case, accrued interest thereon to (but not including) the date of redemption.

On and after July 15, 2017, the Notes will be redeemable, in whole or in part, at the Issuer’s option at any time, upon at least 30 days’ and not more than 60 days’ notice to the Holders, at the redemption prices (expressed in percentages of principal amount on the redemption date), plus accrued and unpaid interest, if any, to the redemption date, if redeemed during the 12-month period commencing on July 15 of the years set forth below:

Period	Redemption Price

2017	102.688%
2018	101.344%
2019 and thereafter	100%

Notice of optional redemption pursuant to this Section 5 will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered address.  Securities in denominations larger than $2,000 principal amount may be redeemed in part but only in whole multiples of $1,000.  If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.  If the Issuer redeems less than all of the Notes outstanding at any time, the Notes to be redeemed will be selected by lot in accordance with the Depositary’s applicable procedure.

“Adjusted Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Securities.

“Comparable Treasury Price” means, with respect to any redemption date, (i) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Quotation Agent obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Quotations.

“Quotation Agent” means the Reference Treasury Dealer appointed by the Issuer.

“Reference Treasury Dealer” means J.P. Morgan Securities LLC (and its successors) and any other nationally recognized investment banking firm that is a primary U.S. government securities dealer specified from time to time by the Issuer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Issuer, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Issuer by such Reference Treasury Dealer as of 5:00 p.m., New York time, on the third Business Day preceding the redemption date.

6.	Escrow; Special Mandatory Redemption

Pursuant to the Escrow Agreement, the net proceeds of the Series A Notes issued on the Issue Date will be deposited into an escrow account.  The Series A Notes issued on the Issue Date and the Series B Notes issued in exchange therefor are subject to special mandatory redemption, in whole, but not in part, on the earliest of (i) the Business Day after the date on which the Merger Agreement is terminated, (ii) the Business Day after the date on which the Issuer, in its sole discretion, determines that the conditions to the release of the Escrow Property (as defined in the Escrow Agreement) cannot be satisfied by February 28, 2014 or (iii) February 28, 2014 if the Acquisition is not consummated on or prior to February 28, 2014.  The redemption price in the event of a special mandatory redemption will be 100% of the aggregate initial offering price of the Securities (after giving effect to any original issue discount), plus accrued and unpaid interest to, but not including, the redemption date.

7.	Put Provisions

Upon a Change of Control, any Holder of Securities will have the right to cause the Issuer to repurchase all or any part of the Securities of such Holder at a repurchase price equal to 101% of the principal amount of the Securities to be repurchased plus accrued interest to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the related interest payment date) as provided in, and subject to the terms of, the Indenture.

8.	Denominations; Transfer; Exchange

The Securities are in registered form without coupons in denominations of $2,000 principal amount and whole multiples of $1,000 in excess thereof.  A Holder may transfer or exchange Securities in accordance with the Indenture.  The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.  The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.

9.	Persons Deemed Owners

Except as provided in Section 2 hereto, the registered Holder of this Security may be treated as the owner of it for all purposes.

10.	Unclaimed Money

If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Issuer at its request unless an abandoned property law designates another Person.  After any such payment, Holders entitled to the money must look only to the Issuer as general creditors and not to the Trustee for payment.

11.	Discharge and Defeasance

Subject to certain conditions, the Issuer at any time shall be entitled to terminate some or all of its obligations under the Securities and the Indenture (insofar as the Indenture applies to the Securities) if the Issuer deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

12.	Amendment, Waiver

Subject to certain exceptions set forth in the Indenture, (a) the Indenture (insofar as the Indenture applies to the Securities) and the Securities may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Securities and (b) any default or noncompliance with any provision may be waived with respect to the Securities with the written consent of the Holders of a majority in principal amount outstanding of the Securities.  Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Issuer and the Trustee shall be entitled to amend the Indenture or the Securities to evidence the assumption by a successor corporation of the Issuer’s obligations under the Indenture, or to add covenants or make the occurrence and continuance of a default in such additional covenants a new Event of Default for the protection of the Holders of debt securities, or to cure any ambiguity or correct any inconsistency in the Indenture or amend the Indenture in any other manner which the Issuer may deem necessary or desirable and which will not adversely affect the interests of the Holders of senior debt securities issued thereunder, or to establish the form and terms of any series of senior debt securities to be issued pursuant to the Indenture, or to evidence the acceptance of appointment by a successor Trustee, or to secure the senior debt securities with any property or assets.

13.	Defaults and Remedies

Under the Indenture, Events of Default include (a) default for 30 days in payment of interest on the Securities; (b) default in payment of principal on the Securities at maturity, upon redemption pursuant to Section 5 hereto, upon acceleration or otherwise, or failure by the Issuer to redeem or purchase Securities when required; (c) failure by the Issuer to comply with other agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time; (d) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Issuer if the amount accelerated (or so unpaid) exceeds $10 million; (e) certain events of bankruptcy or insolvency with respect to the Issuer; and (f) with respect to the Series A Notes issued on the Issue Date and any Series B Notes issued in exchange therefor, failure by the Issuer to comply with, or any breach of, any material provision of the Escrow Agreement.  If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may declare all the Securities to be due and payable immediately.  Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture.  The Trustee may refuse to enforce the Indenture or the Securities unless it receives indemnity or security satisfactory to it.  Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power.  The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders.

14.	Trustee Dealings with the Issuer

Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Issuer or its Affiliates and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee.

15.	No Recourse Against Others

A director, officer, employee or stockholder, as such, of the Issuer or the Trustee shall not have any liability for any obligations of the Issuer under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.  By accepting a Security, each Securityholder waives and releases all such liability.  The waiver and release are part of the consideration for the issue of the Securities.

16.	Authentication

This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

17.	Abbreviations

Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

18.	CUSIP Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Issuer has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders.  No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

19.	Holders’ Compliance with Registration Rights Agreement

Each Holder of a Security, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, including the obligations of the Holders with respect to a registration and the indemnification of the Issuer to the extent provided therein.

20.	Governing Law

THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

The Issuer will furnish to any Securityholder upon written request and without charge to the Security holder a copy of the Indenture which has in it the text of this Security in larger type.  Requests may be made to:

1929 Allen Parkway
Houston, Texas 77019
Attention: Secretary

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                           agent to transfer this Security on the books of the Issuer.  The agent may substitute another to act for him.

DATE:	YOUR SIGNATURE:

Sign exactly as your name appears on the other side of this Security.

In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144 under the Securities Act after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Issuer or any Affiliate of the Issuer, the undersigned confirms that such Securities are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

☐	(1) to the Issuer; or

☐	(2) pursuant to an effective registration statement under the Securities Act of 1933; or

☐
(3) inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

☐	(4) outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933; or

☐	(5) pursuant to the exemption from registration provided by Rule 144 under the Securities Act of 1933.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (5) is checked, the Trustee shall be entitled to require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Issuer has reasonably requested to confirm that such transfer is being made pursuant to the exemption from registration provided by Rule 144 under the Securities Act of 1933.

Signature

Signature Guarantee:

Signature must be guaranteed	Signature

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
Notice:To be executed by an executive officer

[TO BE ATTACHED TO GLOBAL SECURITIES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of decrease in Principal amount of this Global Security	Amount of increase in Principal amount of this Global Security	Principal amount of this Global Security following such decrease or increase	Signature of authorized officer of Trustee or Securities Custodian

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Issuer pursuant to Section 4.03 of the Supplemental Indenture, check the box:  ☐

 If you want to elect to have only part of this Security purchased by the Issuer pursuant to Section 4.03 of the Supplemental Indenture, state the amount in principal amount:  $

Dated:	Your Signature:

(Sign exactly as your name appears on the other side of this Security.)

Signature Guarantee:
(Signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT A

[FORM OF FACE OF SERIES B NOTES]

________________________________________

*/ [If the Security is to be issued in global form add the Global Securities Legend from the Exhibit to Appendix A and the attachment from such Exhibit captioned “[TO BE ATTACHED TO GLOBAL SECURITIES] - SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY”.]

2

No._________	$_____
5.375% Senior Notes Due 2014

Service Corporation International, a Texas corporation, promises to pay to                , or registered assigns, the principal sum of                        Dollars on January 15, 2022.

Interest Payment Dates: January 15 and July 15.

Record Dates: January 1 and July 1.

Additional provisions of this Security are set forth on the other side of this Security.

Dated:

SERVICE CORPORATION INTERNATIONAL,

By
Name:
Title:

TRUSTEE’S CERTIFICATE OF
AUTHENTICATION
THE BANK OF NEW YORK TRUST
COMPANY, N.A.
as Trustee, certifies
that this is one of
the Securities referred
to in the Supplemental Indenture.
By

Authorized Signatory

3

[FORM OF REVERSE SIDE OF SERIES B NOTES]

5.375% Senior Note Due 2022

1.	Interest

Service Corporation International, a Texas corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Issuer”), promises to pay interest on the principal amount of this Security at the rate per annum shown above[; provided, however, that if a Registration Default (as defined in the Registration Rights Agreement) occurs, additional interest will accrue on this Security at a rate of 0.25% per annum (increasing by an additional 0.25% per annum after each consecutive 90-day period that occurs after the date on which such Registration default occurs up to a maximum additional interest rate of 1.00%) from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured.]  The Issuer will pay interest semiannually on January 15 and July 15 of each year, commencing January 15, 2014.  Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from July 1, 2013.  Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.	Method of Payment

The Issuer will pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the January 1 or July 1 next preceding the interest payment date even if Securities are canceled after the record date but on or before the interest payment date.  Holders must surrender Securities to a Paying Agent to collect principal payments.  The Issuer will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts.  Payments in respect of the Securities represented by a Global Security (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by the Depositary.  The Issuer will make all payments in respect of a certificated Security (including principal, premium and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a certificated Security will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.	Paying Agent and Registrar

Initially, The Bank of New York Mellon Trust Company, N.A., a national banking association (the “Trustee”), will act as Paying Agent and Registrar.  The Issuer may appoint and change any Paying Agent, Registrar or co-registrar without notice.

4

4.	Indenture

The Issuer issued the Securities under an Indenture dated as of February 1, 1993, as amended by the Eleventh Supplemental Indenture dated as of July 1, 2013 (together, the “Indenture”), each between the Issuer and the Trustee.  The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of the Eleventh Supplemental Indenture (the “Act”).  Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture.  The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

The Securities are general unsecured obligations of the Issuer.  The Issuer shall be entitled to issue Additional Notes pursuant to Section 2.3 of the Original Indenture.  The Series A Notes issued on the Issue Date, any Additional Notes and all Series B Notes issued in exchange therefor will be treated as a single class for all purposes under the Indenture.  The Indenture contains covenants that limit the ability of the Issuer and its subsidiaries to create liens on assets; consolidate, merge or transfer all or substantially all of its assets and the assets of its subsidiaries; and engage in sale/leaseback transactions.  These covenants are subject to important exceptions and qualifications.

5.	Optional Redemption

Except as set forth below and in Section 6, the Issuer shall not be entitled to redeem the Securities.

Prior to July 15, 2017, the Notes will be redeemable, in whole or in part, at the Issuer’s option at any time, upon at least 30 days’ and not more than 60 days’ notice to the Holders, at a redemption price equal to the greater of (1) 100% of the principal amount of such Notes, and (2) as determined by the Quotation Agent, the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the date of redemption) discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate plus 50 basis points (the greater of (1) and (2), the “Optional Redemption Premium”), plus in each case, accrued interest thereon to (but not including) the date of redemption.

On and after July 15, 2017, the Notes will be redeemable, in whole or in part, at the Issuer’s option at any time, upon at least 30 days’ and not more than 60 days’ notice to the Holders, at the redemption prices (expressed in percentages of principal amount on the redemption date), plus accrued and unpaid interest, if any, to the redemption date, if redeemed during the 12-month period commencing on July 15 of the years set forth below:

Period	Redemption Price

2017	102.688%
2018	101.344%
2019 and thereafter	100%

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Notice of optional redemption pursuant to this Section 5 will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered address.  Securities in denominations larger than $2,000 principal amount may be redeemed in part but only in whole multiples of $1,000.  If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.  If the Issuer redeems less than all of the Notes outstanding at any time, the Notes to be redeemed will be selected by lot in accordance with the Depositary’s applicable procedure.

“Adjusted Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Securities.

“Comparable Treasury Price” means, with respect to any redemption date, (i) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Quotation Agent obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Quotations.

“Quotation Agent” means the Reference Treasury Dealer appointed by the Issuer.

“Reference Treasury Dealer” means J.P. Morgan Securities LLC (and its successors) and any other nationally recognized investment banking firm that is a primary U.S. government securities dealer specified from time to time by the Issuer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Issuer, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Issuer by such Reference Treasury Dealer as of 5:00 p.m., New York time, on the third Business Day preceding the redemption date.

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6.	Escrow; Special Mandatory Redemption

Pursuant to the Escrow Agreement, the net proceeds of the Series A Notes issued on the Issue Date will be deposited into escrow.  The Series A Notes issued on the Issue Date and the Series B Notes issued in exchange therefor are subject to special mandatory redemption, in whole, but not in part, on the earliest of (i) the Business Day after the date on which the Merger Agreement is terminated, (ii) the Business Day after the date on which the Issuer, in its sole discretion, determines that the conditions to the release of the Escrow Property (as defined in the Escrow Agreement) cannot be satisfied by February 28, 2014 or (iii) February 28, 2014 if the Acquisition is not consummated on or prior to February 28, 2014.  The redemption price in the event of a special mandatory redemption will be 100% of the aggregate initial offering price of the Securities (after giving effect to any original issue discount), plus accrued and unpaid interest to, but not including, the redemption date.

7.	Put Provisions

Upon a Change of Control, any Holder of Securities will have the right to cause the Issuer to repurchase all or any part of the Securities of such Holder at a repurchase price equal to 101% of the principal amount of the Securities to be repurchased plus accrued interest to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the related interest payment date) as provided in, and subject to the terms of, the Indenture.

8.	Denominations; Transfer; Exchange

The Securities are in registered form without coupons in denominations of $2,000 principal amount and whole multiples of $1,000 in excess thereof.  A Holder may transfer or exchange Securities in accordance with the Indenture.  The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.  The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.

9.	Persons Deemed Owners

Except as provided in Section 2 hereto, the registered Holder of this Security may be treated as the owner of it for all purposes.

10.	Unclaimed Money

If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Issuer at its request unless an abandoned property law designates another Person.  After any such payment, Holders entitled to the money must look only to the Issuer as general creditors and not to the Trustee for payment.

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11.	Discharge and Defeasance

Subject to certain conditions, the Issuer at any time shall be entitled to terminate some or all of its obligations under the Securities and the Indenture (insofar as the Indenture applies to the Securities) if the Issuer deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

12.	Amendment; Waiver

Subject to certain exceptions set forth in the Indenture, (a) the Indenture (insofar as the Indenture applies to the Securities) and the Securities may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Securities and (b) any default or noncompliance with any provision may be waived with respect to the Securities with the written consent of the Holders of a majority in principal amount outstanding of the Securities.  Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Issuer and the Trustee shall be entitled to amend the Indenture or the Securities to evidence the assumption by a successor corporation of the Issuer’s obligations under the Indenture, or to add covenants or make the occurrence and continuance of a default in such additional covenants a new Event of Default for the protection of the Holders of debt securities, or to cure any ambiguity or correct any inconsistency in the Indenture or amend the Indenture in any other manner which the Issuer may deem necessary or desirable and which will not adversely affect the interests of the Holders of senior debt securities issued thereunder, or to establish the form and terms of any series of senior debt securities to be issued pursuant to the Indenture, or to evidence the acceptance of appointment by a successor Trustee, or to secure the senior debt securities with any property or assets.

13.	Defaults and Remedies

Under the Indenture, Events of Default include (a) default for 30 days in payment of interest on the Securities; (b) default in payment of principal on the Securities at maturity, upon redemption pursuant to Section 5 hereto, upon acceleration or otherwise, or failure by the Issuer to redeem or purchase Securities when required; (c) failure by the Issuer to comply with other agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time; (d) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Issuer if the amount accelerated (or so unpaid) exceeds $10 million; (e) certain events of bankruptcy or insolvency with respect to the Issuer; and (f) with respect to the Series A Notes issued on the Issue Date and any Series B Notes issued in exchange therefor, failure by the Issuer to comply with, or any breach of, any material provision of the Escrow Agreement.  If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may declare all the Securities to be due and payable immediately.  Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

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Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture.  The Trustee may refuse to enforce the Indenture or the Securities unless it receives indemnity or security satisfactory to it.  Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power.  The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders.

14.	Trustee Dealings with the Issuer

Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Issuer or its Affiliates and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee.

15.	No Recourse Against Others

A director, officer, employee or stockholder, as such, of the Issuer or the Trustee shall not have any liability for any obligations of the Issuer under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.  By accepting a Security, each Securityholder waives and releases all such liability.  The waiver and release are part of the consideration for the issue of the Securities.

16.	Authentication

This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

17.	Abbreviations

Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

18.	CUSIP Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Issuer has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders.  No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

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19.	[Holders’ Compliance with Registration Rights Agreement

Each Holder of a Security, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, including the obligations of the Holders with respect to a registration and the indemnification of the Issuer to the extent provided therein.]

20.	Governing Law

THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

The Issuer will furnish to any Securityholder upon written request and without charge to the Security holder a copy of the Indenture which has in it the text of this Security in larger type.  Requests may be made to:

1929 Allen Parkway
Houston, Texas 77019
Attention: Secretary

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ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                   agent to transfer this Security on the books of the Issuer.  The agent may substitute another to act for him.

DATE:	YOUR SIGNATURE:

Sign exactly as your name appears on the other side of this Security.

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Issuer pursuant to Section 4.03 of the Supplemental Indenture, check the box:   ☐

If you want to elect to have only part of this Security purchased by the Issuer pursuant to Section 4.03 of the Supplemental Indenture, state the amount in principal amount:  $

DATED:	YOUR SIGNATURE:
(SIGN EXACTLY AS YOUR NAME APPEARS ON THE OTHER SIDE OF THIS SECURITY.)

SIGNATURE GUARANTEE:
(SIGNATURE MUST BE GUARANTEED)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.